UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 28, 2019

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.

On October 28, 2019, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months and nine months ended September 30, 2019. A copy of the Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Non-GAAP Financial Measures
Item 7.01 of this Current Report on Form 8-K as well as the Financial Results News Release contain non-GAAP (generally accepted accounting principles) financial measures where management believes it to be helpful in understanding Park’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable U.S. GAAP financial measure, as well as the reconciliation to the comparable U.S. GAAP financial measure, can be found in the Financial Results News Release.

Items Impacting Comparability of Period Results
From time to time, revenue, expenses, and/or taxes are impacted by items judged by management of Park to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that their outsized impact is believed by management of Park at that time to be infrequent or short-term in nature. Most often, these items impacting comparability of period results are due to merger and acquisition activities and revenue and expenses related to former Vision Bank loan relationships. In other cases, they may result from management's decisions associated with significant corporate actions outside of the ordinary course of business.

Even though certain revenue and expense items are naturally subject to more volatility than others due to changes in market and economic environment conditions, as a general rule volatility alone does not result in the inclusion of an item as one impacting comparability of period results. For example, changes in the provision for credit losses (aside from former Vision Bank loan relationships), gains (losses) on equity securities, and asset valuation writedowns, reflect ordinary banking activities and are, therefore, typically excluded from consideration as items impacting comparability of period results.

Management believes the disclosure of items impacting comparability of period results provides a better understanding of our performance and trends and allows management to ascertain which of such items, if any, to include or exclude from an analysis of our performance; i.e., within the context of determining how that performance differed from expectations, as well as how, if at all, to adjust estimates of future performance taking such items into account.

Items impacting comparability of the results of particular periods are not intended to be a complete list of items that may materially impact current or future period performance.

Non-GAAP Ratios
Park's management uses certain non-GAAP financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share.

Management has included in the Financial Results News Release information relating to the annualized return on average tangible equity, annualized return on average tangible assets, tangible equity to tangible assets and tangible book value per share for the three months ended and at September 30, 2019, June 30, 2019, and September 30, 2018 and the nine months ended September 30, 2019 and September 30, 2018. For purposes of calculating the annualized return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating the annualized return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals total shareholders' equity less goodwill and other intangible assets, in each case at period end. Tangible assets equals total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per share, a non-GAAP financial measure, tangible equity is divided by the number of common shares outstanding, in each case at period end.

Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to total shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share are substitutes for return on average equity, return on average assets, total shareholders' equity to total assets and book value per share, respectively, as determined in accordance with GAAP.

FTE (fully taxable equivalent) Ratios
Interest income, yields, and ratios on a FTE basis are considered non-GAAP financial measures. Management believes net interest income on a FTE basis provides an insightful picture of the interest margin for comparison purposes. The FTE basis also allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The FTE basis assumes a federal statutory tax rate of 21 percent. In the Financial Results News Release, Park has provided a reconciliation of FTE interest income solely for the purpose of complying with SEC Regulation G and not as an indication that FTE interest income, yields and ratios are substitutes for interest income, yields and ratios, as determined in accordance with U.S. GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by Segment

The table below reflects the net income (loss) by segment for the first, second and third quarters of 2019, for the first nine months of each of 2019 and 2018, and for the years ended December 31, 2018 and 2017. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company ("GFSC") and "All Other" which primarily consists of Park as the "Parent Company" and SE Property Holdings, LLC ("SEPH"). SEPH is a non-bank subsidiary of Park, holding former Vision Bank OREO property and non-performing loans.

Net income (loss) by segment
(In thousands)	Q3 2019	Q2 2019	Q1 2019	Nine months YTD 2019	Nine months YTD 2018	2018	2017
PNB	$30,948	$29,382	$26,692	$87,022	$83,398	$109,472	$87,315
GFSC	203	163	287	653	606	521	260
All Other	(5)	(7,382)	(1,524)	(8,911)	122	394	(3,333)
Total Park	$31,146	$22,163	$25,455	$78,764	$84,126	$110,387	$84,242

Net income for the nine months ended September 30, 2019 of $78.8 million represented a $5.4 million, or 6.4%, decrease compared to $84.1 million for the nine months ended September 30, 2018. Net income for both the nine months ended September 30, 2019 and the nine months ended September 30, 2018 included several items of income and expense that impact comparability of period results. These items are detailed in the "Financial Reconciliations" section within the Financial Results News Release.

The following discussion provides additional information regarding the two segments that make up Park's ongoing operations, followed by additional information regarding All Other, which consists of the Parent Company and SEPH.

The Park National Bank (PNB)

The table below reflects PNB's net income for the first, second and third quarters of 2019, for the first nine months of each of 2019 and 2018, and for the years ended December 31, 2018 and 2017.

(In thousands)	Q3 2019	Q2 2019	Q1 2019	Nine months YTD 2019	Nine months YTD 2018	2018	2017
Net interest income	$76,180	$74,893	$66,282	$217,355	$190,319	$258,547	$235,243
Provision for loan losses	2,320	1,803	2,440	6,563	4,491	7,569	9,898
Other income	24,842	22,674	20,708	68,224	64,544	88,981	82,742
Other expense	60,943	60,014	51,974	172,931	149,152	206,843	185,891
Income before income taxes	$37,759	$35,750	$32,576	$106,085	$101,220	$133,116	$122,196
Income tax expense	6,811	6,368	5,884	19,063	17,822	23,644	34,881
Net income	$30,948	$29,382	$26,692	$87,022	$83,398	$109,472	$87,315

Net interest income of $217.4 million for the nine months ended September 30, 2019 represented a $27.0 million, or 14.2%, increase compared to $190.3 million for the nine months ended September 30, 2018. The increase was a result of a $42.6 million increase in interest income, offset by a $15.6 million increase in interest expense.
The $42.6 million increase in interest income was primarily due to a $42.5 million increase in interest income on loans. The increase in interest income on loans was partially the result of a $731.9 million increase in average loans from $5.38 billion for the nine months ended September 30, 2018, to $6.11 billion for the nine months ended September 30, 2019. Additionally, the yield on loans increased 36 basis points to 5.15% for the nine months ended September 30, 2019, compared to 4.79% for the nine months ended September 30, 2018. Interest income was impacted by the acquisition of NewDominion Bank ("NewDominion") on July 1, 2018 and the acquisition of CAB Financial Corporation, the parent of Carolina Alliance Bank ("Carolina Alliance") on April 1, 2019. The NewDominion Bank Division and the Carolina Alliance Bank Division contributed an aggregate of $29.0 million to interest income at PNB during the nine months ended September 30, 2019. The NewDominion Bank Division contributed $3.9 million to interest income at PNB during the nine months ended September 30, 2018.
The $15.6 million increase in interest expense was primarily due to a $15.8 million increase in interest expense on deposits. The increase in interest expense on deposits was partially the result of a $499.3 million increase in average interest-bearing deposits from $4.46 billion for the nine months ended September 30, 2018, to $4.96 billion for the nine months ended September 30, 2019. Additionally, the cost of deposits increased by 36 basis points from 0.67% for the nine months ended September 30, 2018 to 1.03% for the nine months ended September 30, 2019. Interest expense was impacted by the acquisitions of NewDominion and Carolina Alliance. The NewDominion Bank Division and the Carolina Alliance Bank Division contributed an aggregate of $3.5 million to interest expense at PNB during the nine months ended September 30, 2019. The NewDominion Bank Division contributed $353,000 to interest expense at PNB during the nine months ended September 30, 2018.
The provision for loan losses of $6.6 million for the nine months ended September 30, 2019 represented an increase of $2.1 million, compared to $4.5 million for the nine months ended September 30, 2018. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional details regarding the level of the provision for (recovery of) loan losses recognized in each period presented above.
Other income of $68.2 million for the nine months ended September 30, 2019 represented an increase of $3.7 million, or 5.7%, compared to $64.5 million for the nine months ended September 30, 2018. The $3.7 million increase was primarily related to a $2.2 million increase in debit card fee income, a $1.3 million increase in other service income, a $1.0 million increase in income from fiduciary activities, a $903,000 increase in operating lease income, which is included in miscellaneous income, and a decrease of $1.8 million in net losses on the sale of investment securities, offset by a $1.5 million decrease in net gains on the sale of OREO, a $1.5 million decrease in other components of net periodic benefit income, and a $532,000 decrease in service charges on deposit accounts. Other income was impacted by the acquisitions of NewDominion and Carolina Alliance. The NewDominion Bank Division and the Carolina Alliance Bank Division contributed an aggregate of $3.2 million to other income at PNB during the nine months ended September 30, 2019. The NewDominion Bank Division contributed $225,000 to other income at PNB during the nine months ended September 30, 2018.

Other expense of $172.9 million for the nine months ended September 30, 2019 represented an increase of $23.8 million, or 15.9%, compared to $149.2 million for the nine months ended September 30, 2018. The $23.8 million increase was related to a $10.1 million increase in salary expense, a $5.7 million increase in employee benefits expense, primarily related to increased group insurance costs, payroll taxes and an increase in the company match in Park's defined contribution plan, a $1.8 million increase in data processing expense, a $1.7 million increase in professional fees and services expense, a $1.4 million increase in core deposit intangible amortization expense, a $966,000 increase in occupancy expense, a $886,000 increase in operating lease depreciation, which is included in miscellaneous expense, a $764,000 increase in furniture and equipment expense, a $518,000 increase in marketing expense, and a $470,000 increase in non loan related losses, offset by a $1.3 million decrease in other insurance expense, primarily related to an assessment credit utilized for the FDIC expense. Other expense was impacted by the acquisitions of NewDominion and Carolina Alliance. The NewDominion Bank Division and the Carolina Alliance Bank Division added $7.0 million and $11.4 million, respectively, to other expense at PNB during the nine months ended September 30, 2019. The NewDominion Bank Division added $3.1 million to other expense at PNB during the nine months ended September 30, 2018. Cost savings related to the Carolina Alliance acquisition are expected to be fully realized following the fourth quarter of 2019 conversion of Carolina Alliance's core banking system.
Excluding the impact of the NewDominion Bank Division and the Carolina Alliance Bank Division, other expense of $154.5 million for the nine months ended September 30, 2019 represented an increase of $8.4 million, or 5.8%, compared to $146.1 million for the nine months ended September 30, 2018. The $8.4 million increase was related to a $4.1 million increase in employee benefits expense, primarily related to increased group insurance costs, payroll taxes and an increase in the company match in Park's defined contribution plan, a $3.5 million increase in salary expense, a $1.1 million increase in data processing expense, a $916,000 increase in professional fees and services expense, and a $339,000 increase in non loan related losses, offset by a $1.5 million decrease in other insurance expense, primarily related to an assessment credit utilized for the FDIC expense, and a $336,000 decrease in occupancy expense.
The table below provides certain balance sheet information and financial ratios for PNB as of or for the nine months ended September 30, 2019 and 2018 and the year ended December 31, 2018.

(In thousands)	September 30, 2019	December 31, 2018	September 30, 2018	% change from 12/31/18	% change from 9/30/18
Loans	$6,382,673	$5,671,173	$5,605,925	12.55%	13.86%
Allowance for loan losses	53,865	49,067	47,981	9.78%	12.26%
Net loans	6,328,808	5,622,106	5,557,944	12.57%	13.87%
Investment securities	1,321,018	1,418,938	1,435,046	(6.90)%	(7.95)%
Total assets	8,673,919	7,753,848	7,707,474	11.87%	12.54%
Total deposits	7,234,450	6,334,796	6,353,965	14.20%	13.86%
Average assets (1)	8,353,174	7,573,713	7,523,967	10.29%	11.02%
Efficiency ratio (2)	60.09%	59.03%	58.04%	1.80%	3.53%
Return on average assets (3)	1.39%	1.45%	1.48%	(4.14)%	(6.08)%
(1) Average assets for the nine months ended September 30, 2019 and 2018 and for the year ended December 31, 2018.
(2) Calculated utilizing fully taxable equivalent net interest income which includes the effects of taxable equivalent adjustments using a 21% federal corporate income tax rate. The taxable equivalent adjustments were $2.2 million and $2.1 million for the nine months ended September 30, 2019 and 2018, respectively, and $2.9 million for the year ended December 31, 2018.
(3) Annualized for the nine months ended September 30, 2019 and 2018.

Loans outstanding at September 30, 2019 were $6.38 billion, compared to $5.67 billion at December 31, 2018, an increase of $711.5 million, or 12.6% (16.8% annualized). Excluding $570.5 million of loans at the Carolina Alliance Bank Division at September 30, 2019, loans outstanding at September 30, 2019 were $5.81 billion, compared to $5.67 billion at December 31, 2018, an increase of $141.0 million, or 2.5% (3.3% annualized). The table below breaks out the change in loans outstanding, excluding those at the Carolina Alliance Bank Division, by loan type.

PNB less Carolina Alliance Bank Division
(In thousands)	September 30, 2019	December 31, 2018	change	% change	% change annualized
Home equity	$196,147	$215,426	$(19,279)	(8.9)%	(12.0)%
Installment	1,406,305	1,279,831	126,474	9.9%	13.2%
Real estate	1,224,844	1,207,160	17,684	1.5%	2.0%
Commercial	2,980,699	2,963,339	17,360	0.6%	0.8%
Other	4,200	5,417	(1,217)	(22.5)%	(30.0)%
Total loans	$5,812,195	$5,671,173	$141,022	2.5%	3.3%

Loans outstanding at September 30, 2019 were $6.38 billion, compared to $5.61 billion at September 30, 2018, an increase of $776.7 million, or 13.9%. Excluding $570.5 million of loans outstanding at the Carolina Alliance Bank Division at September 30, 2019, loans outstanding at September 30, 2019 were $5.81 billion, compared to $5.61 billion at September 30, 2018, an increase of $206.3 million, or 3.7%. The table below breaks out the change in loans outstanding, excluding those at the Carolina Alliance Bank Division, by loan type.

PNB less Carolina Alliance Bank Division
(In thousands)	September 30, 2019	September 30, 2018	change	% change
Home equity	$196,147	$221,779	$(25,632)	(11.6)%
Installment	1,406,305	1,281,320	124,985	9.8%
Real estate	1,224,844	1,208,683	16,161	1.3%
Commercial	2,980,699	2,889,413	91,286	3.2%
Other	4,200	4,730	(530)	(11.2)%
Total loans	$5,812,195	$5,605,925	$206,270	3.7%

PNB's allowance for loan losses increased by $4.8 million, or 9.8%, to $53.9 million at September 30, 2019, compared to $49.1 million at December 31, 2018. Net charge offs were $1.8 million, or 0.04% of total average loans (annualized), for the nine months ended September 30, 2019 and were $6.1 million, or 0.11% of total average loans, for the twelve months ended December 31, 2018. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding PNB's loan portfolio and the level of provision for (recovery of) loan losses recognized in each period presented.

Total deposits at September 30, 2019 were $7.23 billion, compared to $6.33 billion at December 31, 2018, an increase of $899.7 million, or 14.2% (19.0% annualized). Excluding $632.4 million of total deposits at the Carolina Alliance Bank Division at September 30, 2019, total deposits at September 30, 2019 were $6.60 billion, compared to $6.33 billion at December 31, 2018, an increase of $267.2 million, or 4.2% (5.6% annualized). The table below breaks out the change in deposit balances, excluding those at the Carolina Alliance Bank Division, by deposit type.

PNB less Carolina Alliance Bank Division
(In thousands)	September 30, 2019	December 31, 2018	change	% change	% change annualized
Non-interest bearing deposits	$1,871,843	$1,882,979	$(11,136)	(0.6)%	(0.8)%
Transaction accounts	1,489,468	1,364,743	124,725	9.1%	12.2%
Savings	2,249,825	2,043,897	205,928	10.1%	13.5%
Certificates of deposits	990,886	1,043,177	(52,291)	(5.0)%	(6.7)%
Total deposits	$6,602,022	$6,334,796	$267,226	4.2%	5.6%

Total deposits at September 30, 2019 were $7.23 billion, compared to $6.35 billion at September 30, 2018, an increase of $880.5 million, or 13.9%. Excluding $632.4 million of total deposits at the Carolina Alliance Bank Division at September 30, 2019, total deposits at September 30, 2019 were $6.60 billion, compared to $6.35 billion at September 30, 2018, an increase of $248.1 million, or 3.9%. The table below breaks out the change in deposit balances, excluding those at the Carolina Alliance Bank Division, by deposit type.

PNB less Carolina Alliance Bank Division
(In thousands)	September 30, 2019	September 30, 2018	change	% change
Non-interest bearing deposits	$1,871,843	$1,804,924	$66,919	3.7%
Transaction accounts	1,489,468	1,431,242	58,226	4.1%
Savings	2,249,825	2,027,682	222,143	11.0%
Certificates of deposits	990,886	1,090,117	(99,231)	(9.1)%
Total deposits	$6,602,022	$6,353,965	$248,057	3.9%

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income for the first, second and third quarters of 2019, for the first nine months of each of 2019 and 2018, and for the years ended December 31, 2018 and 2017.

(In thousands)	Q3 2019	Q2 2019	Q1 2019	Nine months YTD 2019	Nine months YTD 2018	2018	2017
Net interest income	$1,244	$1,217	$1,325	$3,786	$3,818	$5,048	$5,839
Provision for loan losses	143	170	145	458	773	1,328	1,917
Other income	59	51	32	142	135	187	103
Other expense	902	891	845	2,638	2,412	3,245	3,099
Income before income taxes	$258	$207	$367	$832	$768	$662	$926
Income tax expense	55	44	80	179	162	141	666
Net income	$203	$163	$287	$653	$606	$521	$260

The table below provides certain balance sheet information and financial ratios for GFSC as of or for the nine months ended September 30, 2019 and 2018 and for the year ended December 31, 2018.

(In thousands)	September 30, 2019	December 31, 2018	September 30, 2018	% change from 12/31/18	% change from 9/30/18
Loans	$27,964	$32,664	$29,849	(14.39)%	(6.32)%
Allowance for loan losses	1,988	2,445	2,265	(18.69)%	(12.23)%
Net loans	25,976	30,219	27,584	(14.04)%	(5.83)%
Total assets	27,481	31,388	28,551	(12.45)%	(3.75)%
Average assets (1)	29,713	29,741	30,126	(0.09)%	(1.37)%
Return on average assets (2)	2.94%	1.75%	2.69%	68.00%	9.29%
(1) Average assets for the nine months ended September 30, 2019 and 2018 and for the year ended December 31, 2018.
(2) Annualized for the nine months ended September 30, 2019 and 2018.

All Other

The table below reflects All Other net (loss) income for the first, second and third quarters of 2019, for the first nine months of each of 2019 and 2018, and for the years ended December 31, 2018 and 2017.

(In thousands)	Q3 2019	Q2 2019	Q1 2019	Nine months YTD 2019	Nine months YTD 2018	2018	2017
Net interest (expense) income	$(323)	$(259)	$169	$(413)	$3,131	$3,303	$2,677
Recovery of loan losses	(496)	(54)	(87)	(637)	(678)	(952)	(3,258)
Other income	3,235	83	1,285	4,603	9,530	11,933	3,584
Other expense	3,893	9,287	4,008	17,188	14,594	18,667	14,172
Net loss before income tax benefit	$(485)	$(9,409)	$(2,467)	$(12,361)	$(1,255)	$(2,479)	$(4,653)
Income tax benefit	(480)	(2,027)	(943)	(3,450)	(1,377)	(2,873)	(1,320)
Net (loss) income	$(5)	$(7,382)	$(1,524)	$(8,911)	$122	$394	$(3,333)

The net interest (expense) income for All Other included, for all periods presented, interest income on subordinated debt investments in PNB, which were eliminated in the consolidated Park National Corporation totals, as well as interest income on SEPH impaired loan relationships.

Net interest (expense) income decreased to net expense of $413,000 for the nine months ended September 30, 2019 from net income of $3.1 million for the nine months ended September 30, 2018. The decrease was the result of a decrease in interest payments received from SEPH impaired loan relationships.

SEPH had net recoveries of $637,000 for the nine months ended September 30, 2019, compared to net recoveries of $678,000 for the nine months ended September 30, 2018.

Other income of $4.6 million for the nine months ended September 30, 2019 represented a decrease of $4.9 million, compared to $9.5 million for the nine months ended September 30, 2018. The $4.9 million decrease was largely due to a $2.8 million decrease in gain on the sale of OREO, net, a $1.5 million decrease in bank owned life insurance income, primarily related to income from death benefits paid on policies in 2018, and a $1.0 million decrease in loan fee income as a result of a reduction in payments received from SEPH impaired loan relationships.

Other expense of $17.2 million for the nine months ended September 30, 2019 represented an increase of $2.6 million, or 17.8%, compared to $14.6 million for the nine months ended September 30, 2018. The $2.6 million increase was primarily related to an increase of $1.8 million in salary expense, and a $543,000 increase in professional fees and services (both increases primarily related to merger related expenses). Merger related expenses were $7.0 million for the nine months ended September 30, 2019, compared to $3.9 million for the nine months ended September 30, 2018.

Park National Corporation

The table below reflects Park's consolidated net income for the first, second and third quarters of 2019, for the first nine months of each of 2019 and 2018, and for the years ended December 31, 2018 and 2017.

(In thousands)	Q3 2019	Q2 2019	Q1 2019	Nine months YTD 2019	Nine months YTD 2018	2018	2017
Net interest income	$77,101	$75,851	$67,776	$220,728	$197,268	$266,898	$243,759
Provision for loan losses	1,967	1,919	2,498	6,384	4,586	7,945	8,557
Other income	28,136	22,808	22,025	72,969	74,209	101,101	86,429
Other expense	65,738	70,192	56,827	192,757	166,158	228,755	203,162
Income before income taxes	$37,532	$26,548	$30,476	$94,556	$100,733	$131,299	$118,469
Income tax expense	6,386	4,385	5,021	15,792	16,607	20,912	34,227
Net income	$31,146	$22,163	$25,455	$78,764	$84,126	$110,387	$84,242

Credit Metrics and Provision for (Recovery of) Loan Losses

On a consolidated basis, Park reported a provision for loan losses for the nine months ended September 30, 2019 of $6.4 million, compared to $4.6 million for the nine months ended September 30, 2018. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q3 2019	Q2 2019	Q1 2019	Nine months YTD 2019	Nine months YTD 2018	2018	2017
PNB	$2,320	$1,803	$2,440	$6,563	$4,491	$7,569	$9,898
GFSC	143	170	145	458	773	1,328	1,917
All Other	(496)	(54)	(87)	(637)	(678)	(952)	(3,258)
Total Park	$1,967	$1,919	$2,498	$6,384	$4,586	$7,945	$8,557

PNB had net charge-offs of $1.8 million, GFSC had net charge-offs of $916,000, and All Other had net recoveries of $637,000 for the nine months ended September 30, 2019, resulting in net charge-offs of $2.0 million for Park, on a consolidated basis. PNB had net charge-offs of $4.1 million, GFSC had net charge-offs of $890,000, and All Other had net recoveries of $678,000 for the nine months ended September 30, 2018, resulting in net charge-offs of $4.3 million for Park, on a consolidated basis.

The table below provides additional information related to specific reserves and general reserves for Park as of September 30, 2019, December 31, 2018, and September 30, 2018.

(In thousands)	9/30/2019	12/31/2018	9/30/2018
Total allowance for loan losses	$55,853	$51,512	$50,246
Specific reserve	3,083	2,273	1,846
General reserve	$52,770	$49,239	$48,400

Total loans	$6,403,647	$5,692,132	$5,625,323
Impaired commercial loans	74,424	48,135	46,698
Total loans less impaired commercial loans	$6,329,223	$5,643,997	$5,578,625

General reserve as a % of total loans less impaired commercial loans	0.83%	0.87%	0.87%
General reserve as a % of total loans less impaired commercial loans (excluding performing acquired loans)	0.93%	0.91%	0.91%

The allowance for loan losses of $55.9 million at September 30, 2019 represented a $4.3 million, or 8.4%, increase compared to $51.5 million at December 31, 2018. This increase was the result of a $3.5 million increase in general reserves and a $810,000 increase in specific reserves. As of September 30, 2019, no allowance had been established for performing acquired loans.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a slowing or reversal of the current economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, resulting in adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' inability to meet credit and other obligations and the possible impairment of collectability of loans; changes in interest rates and prices may adversely impact prepayment penalty income, mortgage banking income, the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins and impact loan demand; changes in consumer spending, borrowing and saving habits, whether due to tax reform legislation, changes in retail distribution strategies, consumer preferences and behavior, changes in business and economic conditions, legislative and regulatory initiatives, or other factors; changes in unemployment; changes in customers', suppliers', and other counterparties' performance and creditworthiness; the adequacy of our internal controls and risk management program in the event of changes in the market, economic, operational, asset/liability repricing, legal, compliance, strategic, cybersecurity, liquidity, credit and interest rate risks associated with Park's business; disruption in the liquidity and other functioning of U.S. financial markets; our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures (which could in turn impact our credit spreads), customer acquisition and retention, changes to third-party relationships and revenues, changes in the manner of providing services, customer acquisition and retention pressures, and our ability to attract, develop and retain qualified banking professionals; customers could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; uncertainty regarding the nature, timing, cost and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, rent regulation and housing, financial accounting and reporting, environmental protection, insurance, bank products and services, bank capital and liquidity standards, fiduciary standards, securities and other aspects of the financial services industry, specifically the reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Basel III regulatory capital reforms, as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the Federal Reserve Board, to implement the Dodd-Frank Act's provisions, and the Basel III regulatory capital reforms; the effects of easing restrictions on participants in the financial services industry; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board (the "FASB"), the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, including the extent to which the new current expected credit loss rule issued by the FASB in June 2016, which will require banks to record, at the time of origination, credit losses expected throughout the life of the asset portfolio on loans and HTM securities, as opposed to the current practice of recording losses which it is probable that a loss event has occurred, may adversely affect Park's reported financial condition or results of operations; Park's assumptions and estimates used in applying critical accounting policies, which may prove unreliable, inaccurate or not predictive of actual results; changes in law and policy accompanying the current presidential administration and uncertainty or speculation pending the enactment of such changes; significant changes in the tax laws, which may adversely affect the fair values of net deferred tax assets and obligations of state and political subdivisions held in Park's investment securities portfolio; the impact of our ability to anticipate and respond to technological changes on our ability to respond to customer needs and meet competitive demands; operational issues stemming from and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems on which Park and our subsidiaries are highly dependent; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems, including as a result of cyber attacks; the existence or exacerbation of general geopolitical instability and uncertainty; the effect of trade policies (including the impact of potential or imposed tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations and changes in the relationship of the U.S. and its global trading partners), monetary and other fiscal policies (including the impact of money supply and interest rate policies to the Federal Reserve Board) and other governmental policies of the U.S. federal government; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government - backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia; the uncertainty surrounding the actions to be taken to implement the referendum by United Kingdom voters to exit the European Union; our litigation and regulatory compliance exposure, including the costs and effects of any adverse developments in legal proceedings or other claims and the costs and effects of unfavorable resolution of regulatory and other governmental examinations or other inquiries; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; fraud, scams and schemes of third parties; the impact of widespread natural and other disasters, pandemics, dislocations, civil unrest, terrorist activities or international hostilities on the economy and financial markets generally and on us or our counterparties specifically; the effect of healthcare laws in the U.S. and potential changes for such laws which may increase our healthcare and other costs and negatively impact our operations and financial results; Park's ability to integrate recent acquisitions (including CAB Financial Corporation ("CAB")) as well as to identify, make or integrate any future suitable strategic acquisitions, which may be unsuccessful, or may be more difficult, time-consuming or costly than expected; risk and uncertainties associated with Park's entry into new geographic markets with its recent acquisitions, including expected revenue synergies and cost savings from the merger of Park and CAB not being fully realized or realized within the expected time frame; revenues following the merger of Park and CAB may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger of Park and CAB; Park issued equity securities in the acquisitions of NewDominion Bank and CAB and may issue equity securities in connection with future acquisitions, which could cause ownership and economic dilution to Park's current shareholders; the discontinuation of LIBOR and other reference rates which may result in increased expenses and litigation, and adversely impact the effectiveness of hedging strategies; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on October 28, 2019, the Park Board of Directors (the "Park Board") declared a $1.01 per common share quarterly cash dividend in respect of Park's common shares. The cash dividend is payable on December 10, 2019 to common shareholders of record as of the close of business on November 15, 2019. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by the Park Board is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1News Release issued by Park National Corporation on October 28, 2019 addressing financial results for the three months and nine months ended September 30, 2019 and declaration of quarterly cash dividend.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 28, 2019	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer